EXHIBIT 10.2

                               EXCHANGE AGREEMENT

                                     BETWEEN

                               MKTG SERVICES, INC.

                                       AND

                        RGC INTERNATIONAL INVESTORS, LDC

                          DATED AS OF DECEMBER 31, 2002

         This Exchange Agreement (this "Agreement"), is entered into as of December 31, 2002 between MKTG Services, Inc., a Nevada corporation (the "Company"), and RGC International Investors, LDC, a Cayman Islands limited duration company ("RGC").

         Whereas, RGC owns 10,965.17274 shares of Series E Convertible Preferred Stock of the Company, having an aggregate stated value of $10,965,172.74 and a current Liquidation Preference in excess of such amount (the "Series E Preferred Stock"); and

         Whereas, RGC and the Company desire to exchange all of the Series E Preferred Stock held by RGC, on the terms set forth herein; and

         Whereas, the Company and RGC agree that it is in their mutual interests to enter into this Agreement as hereinafter described:

         Now, therefore, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto covenant and agree as follows:

         1. Exchange of Series E Preferred Stock. RGC hereby agrees to deliver to the Company 10,965.17274 shares (the "Exchanged Shares") of Series E Preferred Stock held by RGC in exchange for (i) the payment by the Company to RGC of $3,000,000 in cash payable by wire transfer to an account designated by RGC (the "Cash Consideration") and (ii) the issuance by the Company to RGC of 725,203 shares of common stock of the Company (the "Stock Consideration"), which shares represent 9.9% of the 7,288,473 shares of common stock of the Company as currently outstanding.

         2. Representations of RGC. RGC represents and warrants to the Company as follows:

                (a) RGC has not sold, pledged, hypothecated or otherwise granted anyone an interest in the Exchanged Shares, that it is the record and beneficial owner of the Exchanged Shares and acquired the Exchanged Shares directly from the Company and owns the Exchanged Shares free and clear of all liens, claims and encumbrances of whatever nature, kind or description. The Exchanged Shares shall be transferred by RGC to the Company, free and clear of all liens, claims, equities, and encumbrances.

                (b) RGC has full and complete authority to enter into this Agreement and to perform its obligations hereunder. RGC represents that it is familiar with the Company, has reviewed the Company's public filings, and has been given ample opportunity to ask questions of the management of the Company with respect to its decision to sell the Exchanged Shares.

                (c) This Agreement constitutes a valid and binding agreement of RGC enforceable in accordance with its terms.

                (d) There are no arrangements, agreements, or understandings between RGC and any other person regarding ownership or voting of securities of the Company.


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                (e)    RGC understands that the Stock Consideration has not
         been, and will not be, registered under the Securities Act of 1933, as amended (the "Securities Act"), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the accuracy of RGC's representations as expressed herein.

                (f) RGC represents that based upon information provided by the Company relating to the number of shares of common stock of the Company which will be outstanding following the consummation of the transactions contemplated by this Agreement and the CCP Agreement (as defined herein) (i) it is not an affiliate of the Company, (ii) upon the simultaneous closing of the transactions contemplated herein and in the CCP Agreement, it will not be an affiliate of the Company, (iii) it was not an affiliate within the three preceding months, and (iv) it has held the Exchanged Shares for at least two years.

                (g) It is understood that the certificates for the Stock Consideration may bear the following legend:

                       "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE LOCK-UP PROVISIONS CONTAINED IN THAT CERTAIN EXCHANGE AGREEMENT DATED AS OF DECEMBER 31, 2002."

         3. Representations of the Company. The Company represents and warrants to RGC as follows:

                (a) The Company has full and complete authority to enter into this Agreement and to perform its obligations hereunder. This Agreement constitutes a valid and binding agreement of the Company enforceable in accordance with its terms.

                (b) The execution, delivery and performance of this Agreement by the Company will not conflict with or result in a breach, violation or default under the Company's Certificate of Incorporation or Bylaws or any agreement, contract or instrument to which the Company is a party.

                (c) The Company is not required to obtain any consent, authorization or order of any court, governmental authority, regulatory agency or third parties in order to execute, deliver or perform its obligations under this Agreement.

                (d) The Company has sufficient capital available to fulfill its obligations set forth in Section 1 herein. Following the consummation of the transactions contemplated by this Agreement, the Company will have sufficient capital to continue its operations as currently conducted, and to pay its debts and liabilities as they become due and payable and shall be solvent.

                (e) The Exchanged Shares are being exchanged in reliance upon RGC's representations to the Company contained in Section 2 above.

                (f) The Company is issuing the Stock Consideration pursuant to an exemption from registration under Section 3(a)(9) of the Securities Act. The Company hereby acknowledges that, based upon RGC's representations contained herein, the Exchanged Shares will be issued without a restrictive legend (excluding the legend described in Section 2(g) above) and may be sold by RGC without registration or the restrictions set forth in paragraphs (c), (e), (f) and (h) of Rule 144 of the Securities Act. The Company agrees that it shall remove the legend described in Section 2(g) above from the Exchanged Shares in accordance with Section 4 herein.

                (g) The Company hereby represents, that although it has conducted in the past and expects to continue discussions with third parties that could result in a Change of Control (as defined below), it has no present plans or intentions to enter into any agreement which would result in a Change of Control. Solely for purposes of this paragraph, a Change of Control shall have deemed to occur upon a sale, conveyance or disposition of all or substantially all of the assets of the Company, the effectuation by the Company of a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of, or the merger, consolidation or other business combination of the Company with or into any other entity or entities.


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


         4.     Lock-up.

                (a) For the period of twelve months from the date hereof, without the prior written consent of the Company, RGC shall not, alone or through or with any other person or entity, in any manner:

                       (i) offer for sale, sell, pledge, or otherwise
                dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) the common stock of the Company; or

                       (ii) make any short sales, enter into any hedging,
                derivative or similar transactions regarding the Company's common stock.

                (b) Notwithstanding anything contained herein to the contrary, RGC may sell or otherwise transfer the Company's common stock to an affiliate (as such term is defined in Rule 144 promulgated under the Securities Act) of RGC (an "RGC Affiliate") without the prior written consent of the Company; provided, however that the RGC Affiliate agrees to be bound by the provisions of this Section 4.

                (c) Notwithstanding anything contained herein to the contrary, RGC may, upon the prior written consent of the Company (which approval shall not be unreasonably withheld), sell or otherwise transfer the Company's common stock in a private transaction to a third party which: (i) agrees to be bound by the provisions of this
         Section 4, and (ii) is not an RGC Affiliate.

                (d) Notwithstanding anything contained herein to the contrary, RGC shall be entitled, at any time, to engage in a disposition of the Company's common stock, if the Trading Price (as defined below) of the Company's common stock exceeds $1.00 (to be proportionately adjusted in the event of any subdivision or combination of the Company's common stock) during each Trading Day in any Trading Period (as defined below). "Trading Price" means an amount equal to the average of the closing bid and ask prices on a Trading Day (as defined below) as reported by the Nasdaq SmallCap Market (the "NasdaqSC") or such other securities exchange on which the Company's common stock is publicly traded ("Other Exchange"). "Trading Day" means a day on which the Company's common stock is traded on the Nasdaq or such Other Exchange, as applicable. "Trading Period" means the five Trading Days immediately preceding the date of disposition.

                (e) Notwithstanding anything contained herein to the contrary, RGC shall be entitled to engage in a disposition of the Company's common stock upon the public announcement by the Company of a sale, conveyance or disposition of all or substantially all of the assets of the Company, the effectuation by the Company of a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of, or the merger, consolidation or other business combination of the Company with or into any other entity or entities or the filing or commencement of bankruptcy, insolvency or similar proceedings by or against the Company.

                (f) The Company hereby acknowledges that its executive officers and directors ("MKTG Insiders") shall be bound by the same restrictions as contained in this Section 4. Notwithstanding anything contained herein to the contrary, in the event that any MKTG Insider is in breach of such provisions, or the application of such provisions is being waived by the Company, the application of Section 4(a) to RGC shall automatically be null and void.

                (g) The Company hereby acknowledges that if prior to the expiration of the restrictions contained in this Section 4, it issues any additional shares of common stock of the Company (other than issuances pursuant to currently outstanding derivative securities, and/or issuances pursuant to the exercise of any employee stock options other than issuances to MKTG Insiders), the holders of such new securities ("New Stockholders") shall be bound by the same restrictions as contained in this Section 4. Notwithstanding anything contained herein to the contrary, in the event that any New Stockholder is in breach of such provisions, the application of Section 4(a) to RGC shall automatically be null and void.

         5.     Mutual General Release.

                (a) RGC does hereby release, discharge and acquit forever the Company, its subsidiaries and affiliates, each of its respective officers, directors and employees and each of their respective heirs, administrators, successors and assigns, from any and all actions, causes of action, suits, debts, accounts, bonds, bills, covenants, contracts, controversies, agreements, liabilities, damages, costs, expenses, demands, judgments, executions, variances, claims and other obligations of whatever kind or nature, in law or in equity, known or unknown, suspected or unsuspected, arising from, connected or related to, or caused by any event, occurrence, cause or thing, of any type, whatsoever, arising or existing, or occurring, in


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         whole or in part, at any time from the beginning of the world through the date hereof, except for any claims arising solely under this Agreement (collectively, the "Subject Claims"). RGC acknowledges that it has considered the possibility that it may not fully know the number or magnitude of all the Subject Claims or other claims which it has or may have against the Company, its subsidiaries and affiliates, each of its respective officers, directors and employees and each of their respective heirs, administrators, successors and assigns, but nevertheless, intends to assume the risk that it is releasing such unknown claims and agrees that this Agreement is a full and final release of any and all Subject Claims, subject to the provisions of subparagraph (d) below.

                (b) The Company does hereby release, discharge and acquit forever RGC, its subsidiaries and affiliates, each of its respective officers, directors, partners, agents and employees and each of their respective heirs, administrators, successors and assigns, from any and all Subject Claims. The Company acknowledges that it has considered the possibility that it may not fully know the number or magnitude of all the Subject Claims or other claims which it has or may have against RGC, its subsidiaries and affiliates, each of its respective officers, directors, partners, agents and employees and each of their respective heirs, administrators, successors and assigns, but nevertheless, intends to assume the risk that it is releasing such unknown claims and agrees that this Agreement is a full and final release of any and all Subject Claims, subject to the provisions of subparagraph (d) below.

                (c) This mutual general release is given for good and valuable consideration and to provide a material inducement to the Company and RGC to consummate the transactions described in this Agreement from which the Company and RGC will receive substantial direct and indirect benefit. This release shall remain in full force and effect without regard to the expiration provisions under this Agreement.

                (d) In the event that the transactions contemplated by this Agreement are set aside or avoided, any applicable rights to pursue any Subject Claims would revert to the Company and RGC, as the case may be, and the releases given in this Section 5 shall automatically be null and void.

         6. Other Series E Preferred Stockholders. The Company hereby acknowledges that this Agreement confers economic benefits upon RGC that are not materially less beneficial as the Company has conferred upon Castle Creek Technology Partners LLC pursuant to an exchange agreement dated of even date herewith ("CCP Agreement"). The Company further acknowledges that the CCP Agreement contains provisions which are not materially different from Sections 4 and 5 of this Agreement. The per share consideration found in Section 1 of this Agreement and/or the provisions of Sections 4 and 5 of this Agreement, shall be automatically amended to reflect any additional consideration or modifications made to such sections in the CCP Agreement, without any further action.

         7. Closing. Upon the delivery to the Company by RGC of all of the Series E Preferred Stock owned by RGC, the Company shall instruct its transfer agent to issue the shares of its common stock issuable pursuant to Section 1 and shall deliver the Cash Consideration as instructed by RGC.

         8. Governing Law. This Agreement shall be governed by and construed in accordance with the substantive law of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Both RGC and the Company consent to personal and exclusive jurisdiction and venue in the federal courts sitting in New York City, New York. RGC waives any local or international law, convention or regulation that might provide an alternative law or construction.

         9. Prior Agreements. Except to the extent required by the terms hereof, this Agreement supersedes all agreements between the Company and RGC with respect to the subject matter contained herein, entered into prior to the date hereof, whether oral or written.

         10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.

         11. Effect of Headings. The paragraph headings herein are for convenience only and shall not affect the construction thereof.


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


         IN WITNESS WHEREOF, MKTG Services, Inc. and RGC International Investors, LDC have caused this Agreement to be duly executed as of the day and year first above written.

                                         MKTG SERVICES, INC.


                                         By:/s/ Jeremy Barbera
                                            -------------------------
                                             J. Jeremy Barbera
                                             Chairman of the Board and
                                             Chief Executive Officer


                                         RGC INTERNATIONAL INVESTORS, LDC
                                         By: Rose Glen Capital Management, L.P.,
                                             Investment Manager
                                             By:  RGC General Partner Corp.
                                                  as General Partner

                                         By: /s/ Gerald F. Stahlecker
                                            --------------------------
                                                 Gerald F. Stahlecker
                                                 Managing Director


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